                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) October 10, 1995

                           ALCO STANDARD CORPORATION

                 --------------------------------------------
            (Exact name of registrant as specified in its charter)




      OHIO                       File No. 1-5964                    23-0334400
---------------                 ----------------                 ---------------
(State or other                 (Commission File                 (IRS Employer
 jurisdiction of                Number)                          (Identification
 incorporation)                                                  Number)


          P.O. Box 834, Valley Forge, Pennsylvania              19482
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      Registrant's telephone number, including area code: (610) 296-8000
                                                          --------------



                                Not Applicable
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         (Former name or former address, if changed since last report)
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Item 5.   Other Events.
          ------------

     On October 10, 1995, the Registrant announced that it will take a charge of approximately $24 million for environmental claims associated with discontinued manufacturing businesses divested by the Registrant in fiscal 1991 and prior. This will result in an after tax charge to earnings of approximately $17 million, or approximately $0.29 per share in the fourth quarter of fiscal year 1995. The Registrant plans to release its fourth quarter earnings on October 17, 1995 and still expects to meet its earning objective for continuing operations for the quarter and the year.

     The Registrant also announced that, since most environmental claims are paid over a period of years, the impact on overall cash flow of the $24 million charge is expected to be minimal. The Registrant does not expect that additional environmental charges for these claims will be required in the future.





Item 7.   Financial Statements, Pro Forma Financial Information
          -----------------------------------------------------
          and Exhibits.
          ------------

          (c)   Exhibits.
                --------

                Press Release dated October 10, 1994

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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  ALCO STANDARD CORPORATION



                                                  By: /s/ Michael J. Dillon
                                                     ---------------------------
                                                       Michael J. Dillon
                                                           Controller



Dated: October 10, 1995

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